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                                                                     EXHIBIT 1.1


                                 LOAN AGREEMENT

This Loan Agreement ("Agreement") is entered into as of this 12th day of September, 1997, by and between Professional Transportation Group Ltd., Inc. ("Lender") and Carpet Transport, Inc., Blue Mack Transport, Inc., Chase Brokerage, Inc. and CTI Properties, Inc. (individually and collectively "Borrower").

Borrower has agreed with Lender for a loan or loans (individually and collectively, the "Loan") evidenced by one or more promissory notes (whether one or more, the "Note").

This Agreement applies to the Loan and all Loan Documents. The terms "Loan Documents" and "Obligations," as used in this Agreement, are defined in the Note. The term "Borrower" shall include its Subsidiaries and Affiliates. As used in this Agreement as to Borrower, "Subsidiary" shall mean any corporation of which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Borrower. As to Borrower, "Affiliate" shall have the meaning as defined in 11 U.S.C. ss. 101, except that the term "debtor" therein shall be substituted by the term "Borrower" herein.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Lender is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Lender and Borrower agree as follows:

REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations: ACCURATE INFORMATION. All information now and hereafter furnished to Lender is and will be true, correct and complete. Any such information relating to Borrower's financial condition will accurately reflect Borrower's financial condition as of the date(s) thereof, (including all contingent liabilities of every type), and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents. AUTHORIZATION; NON-CONTRAVENTION. The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized by all necessary action taken by the duly authorized officers of Borrower and any guarantors and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower's or guarantor's assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor. ASSET OWNERSHIP. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Lender by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, lions, charges, and all other encumbrances, except as otherwise disclosed to Lender by Borrower in writing ("Permitted Liens"). To Borrower's knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower's present rights in its properties and assets have arisen. DISCHARGE OF LIENS AND TAXES. Borrower has duly filed, paid and/or discharged all taxes or other claims which may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. SUFFICIENCY OF CAPITAL. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and


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liens created by Borrower in connection with the Loan, will not be, insolvent within the meaning of 11 U.S.C. ss. 101 (32). COMPLIANCE WITH LAWS. Borrower is in compliance in all respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. ss. 3617, et seq.) or narcotics (including 21 U.S.C.ss. 801, et seq.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable. ORGANIZATION AND AUTHORITY. Each corporate or limited liability company Borrower and any guarantor, as applicable, is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Each corporate or limited liability company Borrower and any guarantor, if any, is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor. NO LITIGATION. There are no pending or threatened suits, claims or demands against Borrower or any guarantor that have not been disclosed to Lender by Borrower in writing. COMMISSIONS. Except for any commissions, fees or expenses payable to Lance Enterprise, Inc. and or Beverly Lance (which will be paid by Borrower), there are no other commissions, fees or expenses of any broker or finder with respect to the transactions contemplated hereby.

AFFIRMATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Lender shall otherwise consent in writing, Borrower will: BUSINESS CONTINUITY. Conduct its business in substantially the same manner and locations as such business is now and has previously been conducted. MAINTAIN PROPERTIES. Maintain, preserve and keep its property in good repair, working order and condition, making all needed replacements, additions and improvements thereto, to the extent allowed by this Agreement. ACCESS TO BOOKS & RECORDS. Allow Lender, or its agents, during normal business hours, access to the books, records and such other documents of Borrower as Lender shall reasonably require, and allow Lender to make copies thereof at Lender's expense. INSURANCE. Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies as Lender may reasonably require. NOTICE OF DEFAULT AND OTHER NOTICES. (a) Notice of Default. Furnish to Lender immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. (b) Other Notices. NOTICES. Promptly notify Lender in writing of (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower; and (v) at least 30 days prior thereto, any change in Borrower's name or address as shown above, and/or any change in Borrower's structure. COMPLIANCE WITH OTHER AGREEMENTS. Comply with all terms and conditions contained in this Agreement, and any other Loan

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Documents, and swap agreements, if applicable, as defined in the Note. PAYMENT
OF DEBTS. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes. REPORTS AND PROXIES. Deliver to Lender, promptly, a copy of all financial statements, reports, notices, and proxy statements, sent by Borrower to stockholders, and all regular or periodic reports required to be filed by Borrower with any governmental agency or authority. OTHER FINANCIAL INFORMATION. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Lender may reasonably request. NON-DEFAULT CERTIFICATE FROM BORROWER. Deliver to Lender, with the Financial Statements required herein, a certificate signed by Borrower, if Borrower is an individual, or by a principal financial officer of Borrower warranting that no "Default" as specified in the Loan Documents nor any event which, upon the giving of notice or lapse of time or both, would constitute such a Default, has occurred. ESTOPPEL CERTIFICATE. Furnish, within 15 days after request by Lender, a written statement duly acknowledged of the amount due under the Loan and whether offsets or defenses exist against the Obligations. OWNERSHIP. Continental American Transportation, Inc., a publicly held Colorado corporation, and owns one hundred percent (100%) of the issued and outstanding common stock of each of Carpet Transport, Inc., Blue Mack Transport, Inc., Chase Brokerage, Inc., and CTI Properties, Inc.

NEGATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Lender shall otherwise consent in writing, Borrower will not: NONPAYMENT; NONPERFORMANCE. Fail to pay or perform the Obligations or Default (as defined in the Loan Documents) under any of the Loan Documents. CROSS DEFAULT. Default in payment or performance of any obligation under any other loans, contracts or agreements of Borrower, any Subsidiary or Affiliate of Borrower ("Affiliate" shall have the meaning as defined in 11 U.S.C. ss. 101, except that the term "debtor" therein shall be substituted by the term "Borrower" herein; "Subsidiary" shall mean any corporation of which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Borrower), any general partner of or the holder(s) of the majority ownership interests of Borrower with Lender or its affiliates; MATERIAL CAPITAL STRUCTURE OR BUSINESS ALTERATION. Materially alter the type or kind of Borrower's business or that of its Subsidiaries or Affiliates, if any; or suffer or permit the acquisition of substantially all of Borrower's business or assets, or a material portion (10% or more) of such business or assets if such a sale is outside Borrower's ordinary course of business, or more than 50% of its outstanding stock or voting power in a single transaction or a series of transactions; or acquire substantially all of the business or assets or more than 50% of the outstanding stock or voting power of any other entity; or enter into any merger or consolidation without prior written consent of Lender. DEFAULT ON OTHER CONTRACTS OR OBLIGATIONS. Default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed in an amount in excess of $25,000. JUDGMENT ENTERED. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Borrower in an amount in excess of $10,000.00 and that is not discharged or execution is not stayed within thirty (30) days of entry. GOVERNMENT INTERVENTION. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any government by which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired. PREPAYMENT OF OTHER DEBT. Retire any long-term debt entered into prior to the date of this Agreement at a date in advance of its legal obligation to do so. RETIRE OR REPURCHASE CAPITAL STOCK. Retire or otherwise acquire any of its capital stock.

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CHANGE OF CONTROL. Make or suffer a change of ownership that effectively changes control of Carpet Transport, Inc., Blue Mack Transport, Inc., Chase Brokerage, Inc., or CTI Properties, Inc. from Continental American Transportation, Inc.

CHANGE IN FISCAL YEAR. Borrower or guarantor shall not change its fiscal year without the consent of Lender.

GUARANTEES. Guarantee or otherwise become responsible for obligations of any other person or persons in an aggregate amount in excess of $25,000.00 per fiscal year, other than the endorsement of checks and drafts for collection in the ordinary course of business.

ENCUMBRANCES. Create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on any of its assets, whether now owned or hereafter acquired, other than: (1) security interests required by the Loan Documents; (II) liens for taxes contested in good faith;
(iii) liens accruing by law for employee benefits; or (iv) Permitted Liens.

INVESTMENTS. Purchase any stock, securities, or evidence of indebtedness of any other person or entity except investments in direct obligations of the United States Government and certificates of deposit of United States commercial banks having a tier 1 capital ratio of not less than 6% and then in an amount not exceeding 10% of the issuing lender's unimpaired capital and surplus.

FINANCIAL AND OTHER INFORMATION. Borrower shall deliver to Lender such information as Lender may reasonably request from time to time, including without limitation, financial statements and information pertaining to Borrower's financial condition. Such information shall be true, complete, and accurate.

CONDITIONS PRECEDENT. The obligations of Lender to make the Loan and any advances pursuant to this Agreement are subject to the following conditions precedent: ADDITIONAL DOCUMENTS. Receipt by Lender of such additional supporting documents as Lender or its counsel may reasonably request. OPINION OF COUNSEL. On or prior to the date of any borrowing hereunder, Lender shall have received a written opinion of the counsel of Borrower acceptable to Lender that includes confirmation of the following: (a) The accuracy of the representations set forth in this Agreement in the Representations Subparagraphs entitled "Authorization; Non-Contravention"; "Compliance with Laws", and "Organization and Authority".
(b) This Agreement and other Loan Documents have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms. (c) No registration with, consent of, approval of, or other action by, any federal, state or other governmental authority or regulatory body to the execution and delivery of this Agreement, the borrowing under this Agreement or other Loan Documents, is required by law, or, if so required, such registration has been made, and consent or approval given or such other appropriate action taken. (d) The Loan is not usurious. (e) The Loan Documents create the priority of lien on or security interest in the Collateral (as defined in the Loan Documents) that is contemplated by the Loan Documents.

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IN WITNESS WHEREOF, Borrower and Lender, on the day and year first written above, have caused this Agreement to be executed under seal.

                              LENDER:

                           PROFESSIONAL TRANSPORTATION GROUP LTD., INC.

                           By:/s/ Dennis A. Bakal
                              -----------------------------------------
                              Dennis Bakal, its President



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                              BORROWER:

                           CARPET TRANSPORT, INC.

                           By:/s/ Timothy Holstein
                              ------------------------------------------
                              Timothy Holstein, its President

                           BLUE MACK, INC.

                           By:/s/ Timothy Holstein
                              ------------------------------------------
                              Timothy Holstein, its President

                           CHASE BROKERAGE, INC.

                           By:/s/ Timothy Holstein
                              ------------------------------------------
                              Timothy Holstein, its President

                           CTI PROPERTIES, INC.

                           By:/s/ Timothy Holstein
                              ------------------------------------------
                              Timothy Holstein, its President

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